EXHIBIT INDEX


EXHIBIT                    DESCRIPTION OF DOCUMENT
NUMBER

EX-99.B1            Amended Declaration of Trust dated May 31, 1995.

EX-99.B5            Investment Advisory Agreement between Benham
                    Target Maturities Trust and Benham Management
                    Corporation, dated June 1, 1995.

EX-99.B6            Distribution Agreement between Benham Target
                    Maturities Trust and Benham Distributors, Inc., dated June 1, 1994.

EX-99.B9 Administrative Services and Transfer Agency Agreement between Benham Target Maturities Trust and Benham Financial Services, Inc., dated June 1, 1994.

Ex-99.B10           Written representation pursuant to Rule 485(e) under
                    the Securities Exchange Act of 1933.

EX-99.B11           Consent of KPMG Peat Marwick, LLP, independent
                    auditors.

EX-99.B16           Schedule for computation of each performance quotation
                    provided in response to Item 22.

EX-99.B17           Power of Attorney dated August 22, 1995.

EX-27.1             FDS, 1995 Portfolio

EX-27.2             FDS, 2000 Portfolio

EX-27.3             FDS, 2005 Portfolio

EX-27.4             FDS, 2010 Portfolio

EX-27.5             FDS, 2015 Portfolio

EX-27.6             FDS, 2020 Portfolio